EXHIBIT 10.1


                       PHARMANETICS, INC. 1995 STOCK PLAN
         (formerly the Cardiovascular Diagnostics, Inc. 1995 Stock Plan)

        As amended by the Board of Directors and the Shareholders through
                                   May 9, 2000



         1. Purpose. This 1995 Stock Plan (the "Plan") is intended to provide incentives:

                  (a) to employees of Cardiovascular Diagnostics, Inc. (the "Company"), or its parent, PharmaNetics, Inc. (the "Parent") or any of its present or future subsidiaries (collectively, "Related Corporations"), by providing them with opportunities to purchase Common Stock (as defined below) of the Parent pursuant to options granted hereunder that qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code");

                  (b) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase Common Stock (as defined below) of the Parent pursuant to options granted hereunder that do not qualify as ISOs (nonstatutory stock options, or "NSOs");

                  (c) to employees and consultants of the Company and Related Corporations by providing them with bonus awards of Common Stock (as defined below) of the Parent ("Stock Bonuses"); and

                  (d) to employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of Common Stock (as defined below) of the Parent ("Purchase Rights").

         Both ISOs and NSOs are referred to hereafter individually as "Options", and Options, Stock Bonuses and Purchase Rights are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

         2. Administration of the Plan.

                  (a) Procedure. The Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of applicable state and federal corporate and securities laws, of the Code and of any applicable stock exchange or market (collectively, the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                  (b) Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to:

                      (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 to receive NSOs, Stock Bonuses and Purchase Rights to whom NSOs, Stock Bonuses and Purchase Rights may be granted;

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                     (ii) determine the time or times at which Options, Stock
Bonuses or Purchase Rights may be granted;

                     (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in
Section 6 hereof, as appropriate, and the purchase price of shares subject to each Purchase Right;

                     (iv) determine whether each Option granted shall be an ISO or NSO;

                     (v) determine (subject to Section 7) the time or times when each Option shall become exercisable and the duration of the exercise period;

                     (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Stock Bonuses and Purchase Rights and the nature of such restrictions, if any; and

                     (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

                  If the Committee determines to issue a NSO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

                  (c) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members thereof and thereafter directly administer the Plan.

         3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers of the Company who are not employees may not be granted ISOs under the Plan. NSOs, Stock Bonuses and Purchase Rights may be granted to any director, employee or consultant of the Company or any Related Corporation; provided, however, that, no director of the Company who is not also an employee of the Parent shall be eligible to receive any Stock Right under the Plan after the time when the Parent shall have registered its equity securities under Section 12 of the Exchange Act. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights.

         4. Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Parent, $.001 par value per share, or such shares of the Parent's capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the "Common Stock"), or shares of Common Stock reacquired by the Parent in any manner. The aggregate number of shares that may be issued pursuant to the Plan is 1,188,150 shares, subject to adjustment as provided herein. Any such shares may be issued as ISOs, NSOs or Stock Bonuses, or to persons or entities making purchases pursuant to Purchase Rights, so long as the number of shares so issued does not exceed such aggregate number, as adjusted. If any Option granted under the

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Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to Stock Rights, the unpurchased shares subject to such Options and any shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

         5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time after the Effective Date, as set forth in Section 16, and prior to 10 years thereafter. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to an NSO pursuant to Section 17.

         6.       Minimum Price; ISO Limitations.

                  (a) The price per share specified in the agreement relating to each NSO, Stock Bonus or Purchase Right granted under the Plan shall be established by the Board or the Committee, taking into account any noncash consideration to be received by the Company from the recipient of Stock Rights.

                  (b) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110% of the fair market value per share of Common Stock on the date of the grant.

                  (c) In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000; provided that this Section shall have no force or effect to the extent that its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422 of the Code.

                  (d) If, at the time an Option is granted under the Plan, the Parent's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the time such Option is granted and shall mean:

                      (i) the average as of the close of business on that date of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange;

                      (ii) the last reported sale price as of the close of business on that date of the Common Stock on the Nasdaq National Market System (the "NASDAQ/NMS"), if the Common Stock is not then traded on a national securities exchange but is then traded on the NASDAQ/NMS; or

                      (iii) the closing bid price or average of bid prices last quoted on that date by an established quotation service, if the Common Stock is not reported on the NASDAQ/NMS.

                           However, if the Common Stock is not publicly traded
at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices on the Common Stock in private transactions negotiated at arm's length, but determined without regard to any restriction other than a restriction that, by its terms, will never lapse.
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         7. Option Duration. Subject to earlier termination as provided in
Sections 9 and 10, each Option shall expire on the date specified by the Committee, but not more than:

                  (a) 10 years from the date of grant in the case of NSOs;

                  (b) 10 years from the date of grant in the case of ISOs generally; and

                  (c) 5 years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation.

                  Subject to earlier termination as provided in Sections 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into an NSO pursuant to Section 17.

         8. Exercise of Options. Subject to the provisions of Section 9 through
Section 12 of the Plan, each Option granted under the Plan shall be exercisable as follows:

                  (a) the Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify;

                  (b) once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee;

                  (c) each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and

                  (d) the Committee shall have the right to accelerate the date of exercise of any installment of any Option, provided that the Committee shall not accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into an NSO pursuant to Section 17) if such acceleration would violate the annual vesting limitation contained in
Section 422 of the Code, as described in Section 6(c).

         9. Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Section 10, unless otherwise specified in the instrument granting such ISO, the ISO optionee shall have the continued right to exercise any ISO held by him or her, to the extent of the number of shares with respect to which he or she could have exercised it on the date of termination, until the ISO's specified expiration date; provided, however, in the event the ISO optionee exercises any ISO after the date that is three months following the date of termination of employment, such ISO will automatically be converted into an NSO subject to the terms of the Plan. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment with the Company is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Company shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.

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         NOTHING IN THE PLAN SHALL BE DEEMED TO GIVE ANY GRANTEE OF ANY STOCK
RIGHT THE RIGHT TO BE RETAINED IN EMPLOYMENT OR OTHER SERVICE BY THE COMPANY OR ANY RELATED CORPORATION FOR ANY PERIOD OF TIME.

         10.      Death; Disability.

                  (a) If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of death, any ISO of his or hers may be exercised to the extent of the number of shares with respect to which he or she could have exercised it on the date of death, by his or her estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the ISO's specified expiration date, unless otherwise specified in the instrument granting such ISO.

                  (b) If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of disability, he or she shall continue to have the right to exercise any ISO held by him or her on the date of termination until the ISO's specified expiration date, unless otherwise specified in the instrument granting such ISO; provided, however, in the event the optionee exercises after the date that is one year following the date of termination, such ISO will automatically be converted into a NSO subject to the terms of the Plan. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

         11. Assignability. No Stock Right shall be assignable or transferable by the grantee except with the consent of the Committee, by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by him or her, except with the prior consent of the Committee; provided that no such assignment shall be made in the case of an ISO.

         12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 6 through 11 hereof and may contain such other provisions as the Committee deems advisable that are not inconsistent with the Plan, including restrictions (or other conditions deemed by the Committee to be in the best interests of the Company) applicable to the exercise of Options or to shares of Common Stock issuable upon exercise of Options. In granting any NSO, the Committee may specify that such NSO shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company or any Related Corporation to execute and deliver such instruments. The proper officers of the Company or any Related Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         13. Adjustments. Upon the occurrence of any of the following events, the rights of a recipient of a Stock Right granted hereunder shall be adjusted as hereinafter provided, unless otherwise provided in the written agreement between the recipient and the Parent relating to such Stock Right:

                  (a) If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Parent shall issue shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of outstanding Stock Rights shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price (if any) per share to reflect such subdivision, combination or stock dividend.

                  (b) If the Parent is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Parent's assets or otherwise (an "Acquisition"), unless otherwise provided by the Committee, in its sole discretion, all conditions to the exercisability of Options and rights of the Parent to repurchase or restrict the sale of shares of Common Stock issued pursuant to exercise of a Stock Right shall lapse and the Committee or the board of directors of any entity assuming the obligations of the Parent hereunder (the "Successor Board") shall, as to outstanding Options, make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition.

                  (c) In the event of a recapitalization or reorganization of the Parent (other than a transaction described in subsection (b) above) pursuant to which securities of the Parent or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised the Option immediately prior to such recapitalization or reorganization.

                  (d) Notwithstanding the foregoing, any adjustments made pursuant to subsections (a), (b) or (c) with respect to ISOs shall be made only after the Committee determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments as to all or some of such ISOs.

                  (e) In the event of the proposed dissolution or liquidation of the Parent, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                  (f) Except as expressly provided herein, no issuance by the Parent of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Parent.

                  (g) No fractional shares shall be issued under the Plan and any optionee who would otherwise be entitled to receive a fraction of a share upon exercise of an Option shall receive from the Parent cash in lieu of such fractional shares in an amount equal to the fair market value of such fractional shares, as determined in the sole discretion of the Committee.

                  (h) Upon the happening of any of the foregoing events described in subsections (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Stock Rights that previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described. The Committee or the Successor Board shall determine the specific adjustments to be made under this
Section 13 and, subject to Section 2, its determination shall be conclusive.

         14. Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Parent at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through the delivery of already-owned shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c). If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by the Stock Right until the date of issuance of a stock certificate for such shares. Except as expressly provided above in
Section 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. Stock Appreciation Rights; Surrender of Options. The Committee may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, accept the surrender by an optionee of an Option granted to him under the Plan and authorize payment in consideration therefor of an amount equal to the difference between the purchase price payable for the shares of Common Stock under the instrument granting the Option and the fair market value of the shares subject to the Option (determined as of the date of such surrender of the Option). Such payment shall be made in shares of Common Stock valued at fair market value on the date of such surrender, or in cash, or partly in such shares of Common Stock and partly in cash as the Committee shall determine. The surrender shall be permitted only if the Committee determines that such surrender is consistent with the purpose set forth in Section 1, and only to the extent that the Option is exercisable under Section 8 on the date of surrender. In no event shall an optionee surrender his Option under this Section if the fair market value of the shares on the date of such surrender is less than the purchase price payable for the shares of Common Stock subject to the Option. Any ISO surrendered pursuant to the provisions of this Section 15 shall be deemed to have been converted into a NSO immediately prior to such surrender. Notwithstanding the foregoing, if on the date of surrender the optionee is an Insider, then any election to surrender an Option shall not be permitted unless
(a) such surrender shall occur after the date six (6) months from the date such Option was granted, (b) the Insider shall have made an irrevocable election to surrender the Option pursuant to this paragraph 15 at least six (6) months prior to the date the Option is surrendered or (c) the surrender of the Option hereunder by the Insider is otherwise exempt pursuant to the regulations promulgated under Section 16 of the Exchange Act.

         16. Term and Amendment of Plan. This Plan was adopted by the Company's Board on September 12, 1995 (the "Effective Date"), by the shareholders of the Company in November 1995 and was assumed by the Parent in connection with the holding company reorganization effective in December 1998. The Plan shall expire 10 years after the Effective Date (except as to Stock Rights outstanding on that date). Subject to the provisions of Section 5 above, Stock Rights may be granted under the Plan prior to the date of shareholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that without the approval of the shareholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions,

                  (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 13);

                  (b) the provisions of Section 3 regarding eligibility for grants of ISOs may not be modified;

                  (c) the provisions of Section 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 13); and

                  (d) the expiration date of the Plan may not be extended.

         Except as provided in Section 13(b) and the second sentence of this
Section 16, in no event may action of the Board or shareholders alter or impair the rights of a grantee, without his or her consent, under any Stock Right previously granted.

         17. Conversion of ISOs into NSOs; Termination of ISOs. The Committee, at the request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting NSOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into NSOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

         18. Application of Funds. The proceeds received by the Parent from the sale of shares pursuant to Stock Rights shall be used for general corporate purposes.

         19. Governmental Regulation. The Parent's obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

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         20.      Withholding of Additional Income Taxes.

                  (a) Upon the exercise of an NSO, or the grant of a Stock Bonus or Purchase Right for less than the fair market value of the Common Stock, the making of a Disqualifying Disposition (as defined in Section 21), the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder or the surrender of an Option pursuant to Section 15, the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the optionee, Stock Bonus recipient or purchaser to pay to the Parent additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. With respect to (a) the exercise of an Option, (b) the grant of a Stock Bonus, (c) the grant of a Purchase Right of Common Stock for less than its fair market value, (d) the vesting of restricted Common Stock acquired by exercising a Stock Right, or (e) the acceptance of a surrender of an Option, the Committee in its discretion may condition such event on the payment by the optionee, Stock Bonus recipient or purchaser of any such additional withholding taxes.

                  (b) At the sole and absolute discretion of the Committee, the holder of Stock Rights may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Stock Rights, the making of a Disqualifying Disposition, or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder (each of the foregoing, a "Tax Event") by tendering already-owned shares of Common Stock or (except in the case of a Disqualifying Disposition) by directing the Parent to withhold shares of Common Stock otherwise to be transferred to the holder of such Stock Rights as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event. In such event, the holder of Stock Rights must, however, notify the Committee of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned shares of Common Stock or having shares of Common Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. If the holder of Stock Rights is an Insider, an election by an Insider to pay all or any part of the total estimated federal and state income tax liability arising out of any Tax Event (other than a Disqualifying Disposition) by having shares of Common Stock withheld (i) shall be made at least six (6) months prior to the date of the Tax Event and shall be irrevocable (except that an Insider can revoke such election upon six months' notice to the Committee by making a written irrevocable election to revoke the prior election); or (ii) shall be made in accordance with paragraph 15 of the Plan or as otherwise may be permitted pursuant to the regulations promulgated under
Section 16 of the Exchange Act. For purposes of this paragraph 20, shares of Common Stock shall be valued at their fair market value on the date that the amount of the tax withholdings is to be determined.

         21. Notice to Parent of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Parent in writing immediately after the employee makes a Disqualifying Disposition (as defined below) of any Common Stock acquired pursuant to the exercise of an ISO. A "Disqualifying Disposition" is any disposition (including any sale) of such Common Stock before either (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         22. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of North Carolina. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.